Exhibit 99.1
Press Release
FOR IMMEDIATE RELEASE

Penguin Solutions Announces
Fourth-Quarter and Full-Year Fiscal 2026 Results

Record Results Across Key Financial Metrics Reflecting AI-Driven Data Center Demand; Raising Fiscal 2027 Outlook Supported by Accelerating AI Infrastructure Business

Fremont, Calif. – October 6, 2026 – Penguin Solutions, Inc. (“Penguin Solutions,” “Penguin,” “we,” “us,” “our,” or the “Company”) (Nasdaq: PENG), the AI Factory Platform Company, today announced financial results for its fiscal fourth quarter and full year 2026 ended August 28, 2026. The Company also raised its outlook for its fiscal 2027 full year as compared to the preliminary view provided last quarter.
Fourth Quarter Financial Highlights
•Record net sales of $567 million, up 68% year over year
•Record operating income of $69 million, up 458% year over year
•Record Non-GAAP operating income of $90 million, up 129% year over year
•Record net income of $93 million, up 888% year over year
•Record adjusted EBITDA of $93 million, up 115% year over year
•Diluted EPS of $1.29 versus $0.11 in the year-ago quarter, up 1,073% year over year
•Non-GAAP diluted EPS of $1.00 versus $0.43 in the year-ago quarter, up 133% year over year

“Our company performance accelerated significantly in the second half of fiscal 2026 following the launch of our AI Factory Platform and increased focus on the data center market. We prioritized and aligned our AI Infrastructure and Memory businesses with strong AI-driven data center demand, increased investment in product innovation, and sharpened go-to-market execution with a focus on making neocloud and enterprise customers successful,” said Kash Shaikh, president and CEO of Penguin Solutions.

“The proof is in the results. After relatively flat year-over-year net sales in the first half, growth accelerated to 48% in Q3 and 68% in Q4, driving second-half growth of 58%. As we enter fiscal 2027, our memory business remains strong, and our AI Infrastructure business is accelerating further. Based on this continued momentum, particularly the strength in AI Infrastructure, we are increasing our fiscal 2027 expectations for both net sales and non-GAAP diluted EPS beyond the preliminary growth view shared during the third-quarter earnings call, as we continue to drive strong operating leverage across the business.”

Recent Business Highlights
Neocloud Momentum and Customer Expansion Across AI Infrastructure
•Won six new AI Infrastructure data center customers in the fourth quarter, including four neocloud providers, reflecting a surge in demand from neocloud customers for our full-stack AI Factory Platform.
•Continued to execute our land-and-expand strategy. Across fiscal 2026, we added seventeen new AI Infrastructure customers, and twelve customers expanded their business with Penguin in the same period.
•Won a neocloud customer backed by a leading South Korean technology company that selected Penguin to design, build, deploy, and manage an NVIDIA GB300 NVL72-based platform.
•Won a publicly traded neocloud customer with more than $3 billion in signed, multi-year contracts to provide AI infrastructure deployment and 24x7 operations services, supported by ClusterWareAI™, our AI factory operating system software.
•Won a neocloud customer with $10 billion in contracted compute from a leading AI lab. The customer selected Penguin to deploy and operate a 36,000-GPU AI factory in Norway. This multi-year engagement demonstrates the scale and capabilities of our AI Factory Platform.

•Won another neocloud customer, Lektra, which selected our AI Factory Platform to deploy and optimize distributed AI micro data centers powered by existing carbon-free energy. We provide validated reference designs, NVIDIA-based AI compute, and expert services with ClusterWareAI and support.
Key Product Innovation and Company Milestones
•Advanced ClusterWareAI with new self-managing agentic AI capabilities, building on the AI Factory Operations Agent introduced last quarter. ClusterWareAI now automatically detects and remediates GPU performance issues across inference environments, helping customers maintain higher uptime and reduce operational overhead as they scale AI workloads.
•Continued investment in new CXL memory expansion products to support strengthening bookings.
•Closed an oversubscribed $750 million convertible senior notes offering due 2031, with favorable economic terms including a 0% coupon.
•Established a new relationship with an additional AI Infrastructure supplier to improve component availability and support growing demand.
•Established a new supply arrangement with a leading memory supplier to improve supply availability and support growing AI-driven memory demand in the data center.
Fiscal 2026 Highlights
•Net sales of $1.73 billion, up 26% year over year
•Operating income of $166 million, up 185% year over year
•Record Non-GAAP operating income of $241 million, up 44% year over year
•Record net income of $181 million, up 611% year over year
•Record adjusted EBITDA of $256 million, up 37% year over year
•Diluted EPS of $2.60 versus $0.28 in the prior year, up 829% year over year
•Non-GAAP diluted EPS of $2.87 versus $1.90 in the prior year, up 51% year over year

Raising Fiscal 2027 Outlook
Penguin Solutions is providing an updated financial outlook for full-year fiscal 2027 that exceeds the preliminary view provided during its third-quarter fiscal 2026 earnings call, which called for net sales and non-GAAP diluted EPS growth of approximately 30% year over year from the midpoint of the then-current fiscal 2026 outlook, representing fiscal 2027 net sales of $2.17 billion at the midpoint.

Penguin Solutions now expects fiscal 2027 net sales of approximately $2.43 billion at the midpoint, representing growth of approximately 40%, plus or minus 10 percentage points. The Company also expects diluted EPS of $3.50 and non-GAAP diluted EPS of $4.45, representing year-over-year growth of approximately 35% and 55%, respectively.

Annual Financial Results

	GAAP (1)		Non-GAAP (2)
(in thousands, except per share amounts)	FY26	FY25	FY26	FY25
Net sales:
Advanced Computing	$558,789	$648,417	$558,789	$648,417
Integrated Memory	924,001	464,249	924,001	464,249
Optimized LED	248,678	256,128	248,678	256,128
Total net sales	$1,731,468	$1,368,794	$1,731,468	$1,368,794

Gross profit	$478,925	$394,274	$507,862	$424,600
Operating income	165,596	58,135	240,962	167,652
Net income attributable to Penguin Solutions	180,615	25,391	190,182	120,325
Diluted earnings per share	$2.60	$0.28	$2.87	$1.90

Quarterly Financial Results

	GAAP (1)			Non-GAAP (2)
(in thousands, except per share amounts)	Q4-26	Q3-26	Q4-25	Q4-26	Q3-26	Q4-25
Net sales:
Advanced Computing	$154,039	$137,583	$138,336	$154,039	$137,583	$138,336
Integrated Memory	340,784	275,067	132,159	340,784	275,067	132,159
Optimized LED	71,862	66,063	67,427	71,862	66,063	67,427
Total net sales	$566,685	$478,713	$337,922	$566,685	$478,713	$337,922

Gross profit	$155,900	$133,214	$96,731	$163,275	$134,750	$104,317
Operating income	69,462	50,863	12,448	89,796	64,384	39,170
Net income attributable to Penguin Solutions	93,204	44,689	9,431	71,438	52,246	28,843
Diluted earnings per share	$1.29	$0.68	$0.11	$1.00	$0.84	$0.43
(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities. Further information regarding the Company’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

Business Outlook
As of October 6, 2026, Penguin Solutions is providing the following financial outlook for fiscal year 2027:

Outlook	GAAP Outlook	Adjustments		Non-GAAP Outlook
Net sales	40% YoY Growth +/-10%	—		40% YoY Growth +/-10%
Gross margin	27% +/- 2%	1%	(A)	28% +/- 2%
Operating expenses	$329 million +/- $10 million	($54) million	(B)(C)	$275 million +/- $10 million
Diluted earnings per share	$3.50 +/- $0.70	$0.95	(A)(B)(C)(D)(E)	$4.45 +/- $0.70
Diluted shares	63 million	—		63 million

Non-GAAP adjustments (in millions)
(A) Stock-based compensation and amortization of acquisition-related intangibles included in cost of sales	$30
(B) Stock-based compensation and amortization of acquisition-related intangibles included in R&D and SG&A	46
(C) Other operating adjustments	8
(D) Estimated income tax effects	(17)
(E) Estimated effect of allocation of earnings to participating securities	(7)
$60

Fourth Quarter and Full-Year Fiscal 2026 Earnings Conference Call and Webcast Details

Penguin Solutions will hold a conference call and webcast to discuss the fourth quarter and full-year fiscal 2026 results and related matters today, October 6, 2026, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Interested parties may access the call by registering online at https://events.q4inc.com/attendee/198397741, at which time registrants will receive dial-in information as well as a conference ID. The live webcast will also be accessible from the Penguin Solutions investor relations website https://ir.penguinsolutions.com/investors/default.aspx on the Events page, along with the related earnings press release and slide presentation. The webcast replay will be made available on the Quarterly Results page after the call concludes. An archived version of the webcast will be available on the Penguin Solutions investor relations website for approximately one year after the webcast date.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that are not historical in nature, that are predictive or that depend upon or refer to future events or conditions. These statements may include, but are not limited to, statements concerning or regarding future events and the future financial and operating performance of Penguin Solutions; statements regarding the extent and timing of and expectations regarding Penguin Solutions’ future net sales, sales mix, profitability, operating leverage, and expenses; statements regarding Penguin Solutions’ business momentum and emerging leadership position; statements regarding AI-related demand, customer pipeline, bookings, backlog and the conversion of backlog to net sales, the expected scope, timing, and benefits of customer engagements and deployments, market opportunities, industry trends and product development, roadmap, capabilities and performance; statements regarding supply arrangements and component availability; statements regarding working capital, liquidity, capital expenditures and capital structure; statements regarding projected demand for fiscal year 2027 and beyond; statements regarding long-term effective tax rates; and statements regarding the business and financial outlook for fiscal year 2027, including the information under “Business Outlook” above.
These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “could,” and other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations and are subject to a number of significant risks, uncertainties and other factors, many of which are outside of our control, including but not limited to: global business and economic conditions, including the impact on the financial condition of our customers, particularly in challenging macroeconomic environments; growth and demand trends in technology industries (including trends and markets related to artificial intelligence), our customer markets and various geographic regions; uncertainties in the geopolitical environment, including those related to global conflicts, such as those in the Middle East and Ukraine, and the global effects thereof on international relations, transport, and trade; our ability to manage our cost structure; disruptions in our operations or supply chain as a result of global pandemics, tariffs, disruptions at our suppliers, or other factors; changes in trade regulations and tariffs or adverse developments in international trade relations and agreements; changes in currency exchange rates; overall information technology spending, including changes in customer spending on our products and services; appropriations for government spending; the success of our strategic initiatives including the U.S. Domestication (as defined below) and our ability to realize the anticipated benefits thereof, our rebranding and related strategy, any existing or potential collaborations and additional investments in new products and additional capacity; acquisitions of companies or technologies and the failure to successfully integrate and operate them or customers’ negative reactions to them; failure to achieve the intended benefits of the sale of Zilia Technologies Indústria e Comércio de Componentes Eletrônicos Ltda. (formerly SMART Modular Technologies do Brasil - Indústria e Comércio de Componentes Ltda.) and its business; the impact of and expected timing of winding down the manufacturing and discontinuing the sale of products offered through our Penguin Edge business; limitations on or changes in the availability of supply of materials and components; fluctuations in material costs; the temporary or volatile nature of pricing trends in memory or elsewhere; deterioration in customer relationships; our dependence on a select number of customers, and the timing and volume of customer orders and renewals; the impact of customer churn rates, including discounting and churn of significant customers from whom we derive a significant percentage of our revenue; changes in customer demand and sales mix; production or manufacturing difficulties; competitive factors; technological changes; difficulties with, or delays in, the introduction of new products; slowing or contraction of growth in the memory market, LED market or other markets in which we participate; changes to applicable tax regimes or rates; changes to the valuation allowance for our deferred tax assets, including any potential inability to realize these assets in the future; prices for the end products of our customers; strikes or labor disputes; deterioration in or loss of relations with any of our limited number of key vendors; the inability to maintain or expand government business; potential sales of our common stock by the holder of our issued convertible preferred stock or the anticipation of such sales; and the continuing availability of borrowings under revolving lines of credit or other debt arrangements and our ability to raise capital through debt or equity financings.
These and other risks, uncertainties and factors are described in greater detail under the sections titled “Risk Factors,” “Critical Accounting Estimates,” “Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Liquidity and Capital Resources” contained in the Annual Report on Form 10-K for the fiscal year ended August 29, 2025, as updated by the risk factors, if any, contained in our Quarterly Reports on Form 10-Q and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”). Such risks, uncertainties and factors as outlined above and in such filings could cause our actual results to be materially different from such forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements that we make in this press release speak only as of the date of this press release. Except as required by law, we do not undertake to update the forward-looking statements contained in this press release to reflect the impact of circumstances or events that may arise after the date that the forward-looking statements were made.

Statement Regarding Use of Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP net income attributable to Penguin Solutions, non-GAAP income available for distribution, non-GAAP net income available to common stockholders, non-GAAP weighted-average shares outstanding, non-GAAP diluted earnings per share and adjusted EBITDA. Penguin Solutions’ management uses these non-GAAP measures to supplement Penguin Solutions’ financial results under GAAP. Management uses these measures to analyze its operations and make decisions as to future operational plans and believes that this supplemental non-GAAP information is useful to investors in analyzing and assessing the Company’s past and future operating performance. These non-GAAP measures exclude certain items, such as stock-based compensation expense; amortization of acquisition-related intangible assets (consisting of amortization of developed technology, customer relationships and trademarks/trade names and backlog acquired in connection with business combinations); inventory write-off, stolen in-transit shipment, net of insurance recovery; cost of sales-related restructuring; diligence, acquisition and integration expense; redomiciliation costs; restructuring charges; (gain) loss on disposition of equity investments; (gain) loss on non-marketable equity investments; impairment of goodwill; (gains) losses from changes in foreign currency exchange rates; amortization of debt issuance costs; (gain) loss on extinguishment or prepayment of debt; inducement expense associated with conversions of the 2029 and 2030 Notes; other infrequent or unusual items and related tax effects and other tax adjustments. While amortization of acquisition-related intangible assets is excluded, the revenues from acquired companies are reflected in the Company’s non-GAAP measures and these intangible assets contribute to revenue generation. Management believes the presentation of operating results that exclude certain items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses adjusted EBITDA, which represents GAAP net income (loss), adjusted for net interest expense; income tax provision (benefit); depreciation expense and amortization of intangible assets; stock-based compensation expense; inventory write-off, stolen in-transit shipment, net of insurance recovery; cost of sales-related restructuring; diligence, acquisition and integration expense; redomiciliation costs; (gain) loss on dispositions of equity investments; (gain) loss on non-marketable equity investments; impairment of goodwill; restructuring charges; loss on extinguishment or prepayment of debt; inducement expense associated with conversions of the 2029 and 2030 Notes and other infrequent or unusual items.
Our GAAP effective tax rate can vary significantly from quarter to quarter based on a variety of factors, including, but not limited to, discrete items which are recorded in the period they occur, the tax effects of certain items of income or expense, significant changes in our geographic earnings mix or changes to our strategy or business operations. We are unable to predict the timing and amounts of these items, which could significantly impact our GAAP effective tax rate, and therefore we are unable to reconcile our forward-looking non-GAAP effective tax rate measure to our GAAP effective tax rate.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, as they exclude important information about Penguin Solutions’ financial results, as noted above. The presentation of these adjusted amounts varies from amounts presented in accordance with GAAP and therefore may not be comparable to amounts reported by other companies. In addition, adjusted EBITDA does not purport to represent cash flow provided by, or used for, operating activities in accordance with GAAP and should not be used as a measure of liquidity. Investors are encouraged to review the “Reconciliation of GAAP to Non-GAAP Measures” tables below.
Explanatory Note
On June 30, 2025, we completed the redomiciliation of the parent company of our corporate group, Penguin Solutions (Cayman), Inc. (formerly known as Penguin Solutions, Inc.), a Cayman Islands exempted company (“Penguin Solutions Cayman”), from the Cayman Islands to the State of Delaware in the United States, resulting in Penguin Solutions, Inc., a Delaware corporation (“Penguin Solutions Delaware”), becoming our publicly traded parent company (the “U.S. Domestication”). Penguin Solutions Delaware is the successor issuer to Penguin Solutions Cayman. The U.S. Domestication was approved by the shareholders of Penguin Solutions Cayman and effected via a court-sanctioned scheme of arrangement under Cayman Islands law, pursuant to which each ordinary share of Penguin Solutions Cayman was exchanged for one share of common stock of Penguin Solutions Delaware, and each convertible preferred share of Penguin Solutions Cayman was exchanged for one share of convertible preferred stock of Penguin Solutions Delaware. Additional information about the U.S. Domestication was included in Penguin Solutions Cayman’s definitive proxy statement on Schedule 14A, filed with the SEC on May 2, 2025.
As used in this press release, unless stated otherwise or the context requires otherwise, the terms “Penguin Solutions,” “Company,” “we,” “our,” “us” or similar terms (i) for periods prior to the consummation of the U.S. Domestication, refer to Penguin Solutions Cayman and its consolidated subsidiaries and (ii) for periods at or after the consummation of the U.S. Domestication, refer to Penguin Solutions Delaware and its consolidated subsidiaries. Throughout this press release, we refer to our equity securities (i) for periods prior to the consummation of the U.S. Domestication, as ordinary shares and/or convertible preferred shares and (ii) for periods at or after the consummation of the U.S. Domestication, as shares of common stock and/or shares of convertible preferred stock.

About Penguin Solutions
Penguin Solutions is the AI Factory Platform Company. We design, build, and manage next-generation data centers for enterprises, sovereign AI initiatives, and neocloud providers.

With deep design expertise at the intersection of data center AI infrastructure and memory solutions, our Full-Stack AI Factory Platform combines differentiated infrastructure software, advanced memory, compute systems, end-to-end services, and industry-leading partner technologies to help customers accelerate deployment, optimize token economics, and maximize the return on their AI investments.

Learn more at PenguinSolutions.com.

Penguin Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	August 28, 2026	May 29, 2026	August 29, 2025	August 28, 2026	August 29, 2025
Net sales:
Advanced Computing	$154,039	$137,583	$138,336	$558,789	$648,417
Integrated Memory	340,784	275,067	132,159	924,001	464,249
Optimized LED	71,862	66,063	67,427	248,678	256,128
Total net sales	566,685	478,713	337,922	1,731,468	1,368,794
Cost of sales	410,785	345,499	241,191	1,252,543	974,520
Gross profit	155,900	133,214	96,731	478,925	394,274

Operating expenses:
Research and development	22,024	21,984	19,861	81,677	79,801
Selling, general and administrative	59,927	59,404	58,602	220,412	238,177
Impairment of goodwill	—	—	4,690	—	16,063
Other operating expense	4,487	963	1,130	11,240	2,098
Total operating expenses	86,438	82,351	84,283	313,329	336,139
Operating income	69,462	50,863	12,448	165,596	58,135

Non-operating (income) expense:
Interest (income) expense, net	(980)	650	153	438	7,305
Other non-operating (income) expense	33,028	(3,485)	2,941	13,235	1,929
Total non-operating (income) expense	32,048	(2,835)	3,094	13,673	9,234
Income before taxes	37,414	53,698	9,354	151,923	48,901

Income tax (benefit) provision	(57,595)	7,515	(1,196)	(33,865)	20,066
Net income	95,009	46,183	10,550	185,788	28,835
Net income attributable to noncontrolling interest	1,805	1,494	1,119	5,173	3,444
Net income attributable to Penguin Solutions	93,204	44,689	9,431	180,615	25,391

Preferred stock dividends	3,034	3,033	3,034	12,133	8,667
Income available for distribution	90,170	41,656	6,397	168,482	16,724
Income allocated to participating securities	8,903	4,448	666	17,394	1,263
Net income available to common stockholders	$81,267	$37,208	$5,731	$151,088	$15,461

Earnings per share:
Basic	$1.46	$0.73	$0.11	$2.85	$0.29
Diluted	$1.29	$0.68	$0.11	$2.60	$0.28

Common stock used in per share calculations:
Basic	55,645	50,998	52,553	52,952	53,154
Diluted	64,040	55,063	54,371	58,825	54,368

Penguin Solutions, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(In thousands, except percentages)
(Unaudited)

	Three Months Ended			Year Ended
	August 28, 2026	May 29, 2026	August 29, 2025	August 28, 2026	August 29, 2025
GAAP gross profit	$155,900	$133,214	$96,731	$478,925	$394,274
Stock-based compensation expense	1,463	1,411	1,324	5,782	6,136
Amortization of acquisition-related intangibles	5,912	5,908	5,920	23,638	23,644
Inventory write-off, stolen in-transit shipment, net of insurance recovery	—	(5,783)	—	—	—
Cost of sales-related restructuring	—	—	342	(483)	746
Other	—	—	—	—	(200)
Non-GAAP gross profit	$163,275	$134,750	$104,317	$507,862	$424,600

GAAP gross margin	27.5%	27.8%	28.6%	27.7%	28.8%
Effect of adjustments	1.3%	0.3%	2.3%	1.6%	2.2%
Non-GAAP gross margin	28.8%	28.1%	30.9%	29.3%	31.0%

GAAP operating expenses	$86,438	$82,351	$84,283	$313,329	$336,139
Stock-based compensation expense	(5,157)	(8,585)	(6,490)	(26,033)	(35,040)
Amortization of acquisition-related intangibles	(1,316)	(1,316)	(1,885)	(5,831)	(11,194)
Diligence, acquisition and integration expense	(858)	(1,058)	(133)	(1,916)	(1,829)
Redomiciliation costs	—	—	(2,734)	—	(10,038)
Impairment of goodwill	—	—	(4,690)	—	(16,063)
Restructuring charges	(4,487)	(963)	(1,130)	(11,240)	(2,098)
Other	(1,141)	(63)	(2,074)	(1,409)	(2,929)
Non-GAAP operating expenses	$73,479	$70,366	$65,147	$266,900	$256,948

GAAP operating income	$69,462	$50,863	$12,448	$165,596	$58,135
Stock-based compensation expense	6,620	9,996	7,814	31,815	41,176
Amortization of acquisition-related intangibles	7,228	7,224	7,805	29,469	34,838
Inventory write-off, stolen in-transit shipment, net of insurance recovery	—	(5,783)	—	—	—
Cost of sales-related restructuring	—	—	342	(483)	746
Diligence, acquisition and integration expense	858	1,058	133	1,916	1,829
Redomiciliation costs	—	—	2,734	—	10,038
Impairment of goodwill	—	—	4,690	—	16,063
Restructuring charges	4,487	963	1,130	11,240	2,098
Other	1,141	63	2,074	1,409	2,729
Non-GAAP operating income	$89,796	$64,384	$39,170	$240,962	$167,652

GAAP operating margin	12.3%	10.6%	3.7%	9.6%	4.2%
Effect of adjustments	3.5%	2.8%	7.9%	4.3%	8.0%
Non-GAAP operating margin	15.8%	13.4%	11.6%	13.9%	12.2%

Penguin Solutions, Inc.
Reconciliation of GAAP to Non-GAAP Measures, Continued
(In thousands, except percentages)
(Unaudited)

	Three Months Ended			Year Ended
	August 28, 2026	May 29, 2026	August 29, 2025	August 28, 2026	August 29, 2025
GAAP effective tax rate	(153.9)%	14.0%	(12.8)%	(22.3)%	41.0%
Effect of adjustments	173.9%	3.3%	37.8%	42.3%	(16.0)%
Non-GAAP effective tax rate	20.0%	17.3%	25.0%	20.0%	25.0%

GAAP net income attributable to Penguin Solutions	$93,204	$44,689	$9,431	$180,615	$25,391
Stock-based compensation expense	6,620	9,996	7,814	31,815	41,176
Amortization of acquisition-related intangibles	7,228	7,224	7,805	29,469	34,838
Inventory write-off, stolen in-transit shipment, net of insurance recovery	—	(5,783)	—	—	—
Cost of sales-related restructuring	—	—	342	(483)	746
Diligence, acquisition and integration expense	858	1,058	133	1,916	1,829
Redomiciliation costs	—	—	2,734	—	10,038
Loss on non-marketable equity investment	—	—	—	10,000	—
Impairment of goodwill	—	—	4,690	—	16,063
Gain on disposition of equity investment	(14)	(3,892)	—	(30,942)	—
Restructuring charges	4,487	963	1,130	11,240	2,098
Amortization of debt issuance costs	836	576	674	2,728	3,493
Loss on extinguishment or prepayment of debt	—	—	2,908	—	2,908
Inducement expense associated with conversions of 2029 and 2030 Notes	33,248	—	—	33,248	—
Foreign currency (gains) losses	(263)	1,080	287	1,014	205
Other	1,141	63	2,074	2,266	2,729
Income tax effects (1)	(75,907)	(3,728)	(11,179)	(82,704)	(21,189)
Non-GAAP net income attributable to Penguin Solutions	71,438	52,246	28,843	190,182	120,325

Preferred stock dividends	3,034	3,033	3,034	12,133	8,667
Non-GAAP income available for distribution	68,404	49,213	25,809	178,049	111,658
Income allocated to participating securities	6,124	5,091	2,639	17,486	8,250
Non-GAAP net income available to common stockholders	$62,280	$44,122	$23,170	$160,563	$103,408

Weighted-average shares outstanding - Diluted:
GAAP weighted-average shares outstanding	64,040	55,063	54,371	58,825	54,368
Adjustment for dilutive securities and capped calls	(2,040)	(2,226)	(838)	(2,848)	—
Non-GAAP weighted-average shares outstanding	62,000	52,837	53,533	55,977	54,368
(1) The three months and year ended August 29, 2025 include ($8,249) as a one-time tax effect of the U.S. Domestication completed in the fourth quarter of fiscal 2025.

Penguin Solutions, Inc.
Reconciliation of GAAP to Non-GAAP Measures, Continued
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	August 28, 2026	May 29, 2026	August 29, 2025	August 28, 2026	August 29, 2025
Diluted earnings per share:
GAAP diluted earnings per share	$1.29	$0.68	$0.11	$2.60	$0.28
Effect of adjustments	(0.29)	0.16	0.32	0.27	1.62
Non-GAAP diluted earnings per share	$1.00	$0.84	$0.43	$2.87	$1.90

Net income attributable to Penguin Solutions	$93,204	$44,689	$9,431	$180,615	$25,391
Interest (income) expense, net	(980)	650	153	438	7,305
Income tax (benefit) provision	(57,595)	7,515	(1,196)	(33,865)	20,066
Depreciation expense and amortization of intangible assets	12,299	12,307	13,206	50,176	56,216
Stock-based compensation expense	6,620	9,996	7,814	31,815	41,176
Inventory write-off, stolen in-transit shipment, net of insurance recovery	—	(5,783)	—	—	—
Cost of sales-related restructuring	—	—	342	(483)	746
Diligence, acquisition and integration expense	858	1,058	133	1,916	1,829
Redomiciliation costs	—	—	2,734	—	10,038
Impairment of goodwill	—	—	4,690	—	16,063
Gain on disposition of equity investment	(14)	(3,892)	—	(30,942)	—
Restructuring charges	4,487	963	1,130	11,240	2,098
Loss on extinguishment or prepayment of debt	—	—	2,908	—	2,908
Inducement expense associated with conversions of 2029 and 2030 Notes	33,248	—	—	33,248	—
Loss on non-marketable equity investment	—	—	—	10,000	—
Other	1,141	63	2,074	2,266	2,729
Adjusted EBITDA	$93,268	$67,566	$43,419	$256,424	$186,565

Penguin Solutions, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

As of	August 28, 2026	August 29, 2025
Assets
Cash and cash equivalents	$647,208	$453,754
Accounts receivable, net (including $683 and $— due from related party as of August 28, 2026 and August 29, 2025, respectively)	796,264	307,904
Inventories	748,785	255,182
Other current assets	56,249	47,387
Total current assets	2,248,506	1,064,227
Property and equipment, net	84,244	92,603
Operating lease right-of-use assets	54,237	58,847
Intangible assets, net	59,856	87,754
Goodwill	145,895	145,895
Deferred tax assets	173,389	99,107
Other noncurrent assets	12,007	68,767
Total assets	$2,778,134	$1,617,200

Liabilities, Temporary Equity and Stockholders' Equity
Accounts payable and accrued expenses	$890,476	$318,761
Current debt	53,418	19,945
Deferred revenue	123,283	73,893
Other current liabilities	128,770	61,300
Total current liabilities	1,195,947	473,899
Long-term debt	735,532	441,893
Noncurrent operating lease liabilities	57,896	62,736
Other noncurrent liabilities	48,863	30,445
Total liabilities	2,038,238	1,008,973

Temporary equity	202,710	202,710

Penguin Solutions stockholders’ equity:
Common stock	2,215	1,883
Additional paid-in capital	583,628	551,712
Retained earnings	215,191	46,709
Treasury stock	(280,503)	(206,076)
Accumulated other comprehensive income	211	18
Total Penguin Solutions stockholders’ equity	520,742	394,246
Noncontrolling interest in subsidiary	16,444	11,271
Total stockholders' equity	537,186	405,517
Total liabilities, temporary equity and stockholders' equity	$2,778,134	$1,617,200

Penguin Solutions, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Year Ended
	August 28, 2026	May 29, 2026	August 29, 2025	August 28, 2026	August 29, 2025
Cash flows from operating activities
Net income	$95,009	$46,183	$10,550	$185,788	$28,835
Adjustments to reconcile net income from continuing operations to cash provided by (used for) operating activities
Depreciation expense and amortization of intangible assets	12,299	12,307	13,206	50,176	56,216
Amortization of debt issuance costs	836	576	674	2,728	3,493
Stock-based compensation expense	6,620	9,996	7,814	31,815	41,176
Loss on impairment of non-marketable equity investment	—	—	—	10,000	—
Impairment of goodwill	—	—	4,690	—	16,063
Gain on disposition of equity investment	(14)	(3,892)	—	(30,942)	—
Loss on extinguishment of debt	—	—	2,908	—	2,908
Inducement expense related to the conversion of the 2029 and 2030 Notes	33,248	—	—	33,248	—
Deferred income taxes, net	(62,981)	291	(15,234)	(62,660)	(14,112)
Other	1,443	(377)	176	1,969	(2,293)
Changes in operating assets and liabilities:
Accounts receivable	(91,995)	(333,660)	(15,400)	(488,360)	(56,160)
Inventories	(250,467)	(175,958)	(70,834)	(493,603)	(101,610)
Other assets	(8,935)	12,708	(6,088)	964	7,653
Accounts payable and accrued expenses and other liabilities	101,801	357,038	(2,894)	606,963	131,014
Net cash provided by (used for) operating activities from continuing operations	(163,136)	(74,788)	(70,432)	(151,914)	113,183
Net cash used for operating activities from discontinued operations	—	—	—	—	(4,099)
Net cash provided by (used for) operating activities	(163,136)	(74,788)	(70,432)	(151,914)	109,084

Penguin Solutions, Inc.
Consolidated Statements of Cash Flows, Continued
(In thousands)
(Unaudited)

	Three Months Ended			Year Ended
	August 28, 2026	May 29, 2026	August 29, 2025	August 28, 2026	August 29, 2025
Cash flows from investing activities
Capital expenditures and deposits on equipment	(4,272)	(2,841)	(2,925)	(11,569)	(9,012)
Proceeds from disposition of equity investments	14	39,552	—	71,752	—
Purchases of held-to-maturity investment securities	—	—	(12,939)	—	(59,066)
Proceeds from sales and maturities of investment securities	—	—	38,876	—	66,361
Other	(761)	(492)	(645)	(2,093)	(1,660)
Net cash provided by (used for) investing activities from continuing operations	(5,019)	36,219	22,367	58,090	(3,377)
Net cash provided by investing activities from discontinued operations	—	—	—	—	28,350
Net cash provided by (used for) investing activities	(5,019)	36,219	22,367	58,090	24,973

Cash flows from financing activities
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	—	—	—	191,182
Repayments of debt	(295,454)	—	(300,015)	(315,454)	(300,015)
Payments to acquire common stock	(5,541)	(11,752)	(3,080)	(74,427)	(52,320)
Proceeds from restricted cash advances	55,000	38,000	—	93,000	—
Payment of preferred stock cash dividends	(3,133)	(2,900)	(2,760)	(12,233)	(7,860)
Net cash paid for purchase of capped calls	(49,125)	—	—	(49,125)	—
Repayments of borrowings under line of credit	(100,000)	—	—	(100,000)	—
Proceeds from debt	750,000	—	—	750,000	—
Payment of debt issuance costs	(14,841)	—	—	(14,841)	—
Proceeds from issuance of common stock	156	4,350	1,058	10,358	8,804
Proceeds from borrowing under line of credit	—	—	100,000	—	100,000
Other	—	—	(3,255)	—	(3,255)
Net cash provided by (used for) financing activities	337,062	27,698	(208,052)	287,278	(63,464)

Net increase (decrease) in cash, cash equivalents and restricted cash	168,907	(10,871)	(256,117)	193,454	70,593
Cash, cash equivalents and restricted cash at beginning of period	478,617	489,488	710,187	454,070	383,477
Cash, cash equivalents and restricted cash at end of period	$647,524	$478,617	$454,070	$647,524	$454,070

Investor Contact	PR Contact
Lana Adair	Lerin O’Neill
Investor Relations	Corporate Communications & Public Relations
ir@penguinsolutions.com	408-832-7083
pr@penguinsolutions.com